Exhibit 8.1

SUBSIDIARIES OF KNOT OFFSHORE PARTNERS LP

Subsidiary	Jurisdiction of Formation
KNOT Offshore Partners UK LLC	Marshall Islands
KNOT Shuttle Tankers AS	Norway
KNOT Shuttle Tankers 12 AS	Norway
KNOT Shuttle Tankers 17 AS	Norway
KNOT Shuttle Tankers 18 AS	Norway
KNOT Shuttle Tankers 20 AS	Norway
KNOT Shuttle Tankers 21 AS	Norway
KNOT Shuttle Tankers 24 AS	Norway
KNOT Shuttle Tankers 25 AS	Norway
KNOT Shuttle Tankers 26 AS	Norway
KNOT Shuttle Tankers 30 AS	Norway
KNOT Shuttle Tankers 32 AS	Norway
Knutsen NYK Shuttle Tankers 16 AS	Norway
Knutsen Shuttle Tankers 13 AS	Norway
Knutsen Shuttle Tankers 14 AS	Norway
Knutsen Shuttle Tankers 15 AS	Norway
Knutsen Shuttle Tankers 19 AS	Norway
Knutsen Shuttle Tankers XII AS	Norway
Knutsen Shuttle Tankers XII KS	Norway